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[PRINCETON LOGO]                                                   EXHIBIT 99.1

PRINCETON NATIONAL BANCORP, INC. INCREASES EARNINGS PER SHARE 9.5%

PRINCETON, ILLINOIS - July 23, 2007 - Princeton National Bancorp, Inc. (NASDAQ:
PNBC) today reported second quarter diluted earnings per share increased 9.5% to $.46 from $.42 in the first quarter of 2007. Second quarter net income increased 8.6% to $1,553,000 from $1,429,000.

"Although banks have universally been impacted by an inverted yield curve and a narrowing net interest margin, Princeton National Bancorp, Inc. experienced a 4-basis point increase in the net interest margin during the second quarter", stated Tony J. Sorcic, President & CEO. "The net interest margin for the second quarter was 3.15%, compared to 3.11% for the first quarter of 2007. Based on the current level of interest-earning assets, this equates to an increase in net (annualized pre-tax) interest income of $364,000. With an improving loan-to-asset ratio and the cost of deposits declining, Management believes the net interest margin has turned the corner and will continue to show improvement throughout the remainder of 2007."

Non-interest income for the quarter was $2,722,000. The Company remains focused on increasing non-interest income by expanding products and services that are attractive to the customer and profitable to the Subsidiary Bank. Over the last nine quarters, there has been a 45.2% increase in non-interest income. Increases were experienced in service charges on deposits, brokerage fee income, mortgage banking income and income from bank-owned life insurance. The Company's non-interest income has equaled or exceeded 1% of average assets for 28 consecutive quarters.

As a percentage of average assets, non-interest expense of 2.88% for the second quarter and first six months of 2007 remains low by historical comparisons. Operating expenses are well-controlled and emphasis will continue to be placed on improving efficiencies. The last time the Company was at this level for an entire year was 1994.

Assets at June 30, 2007 were $1.017 billion. During the first six months of 2007, total loans increased $39.8 million, ending the quarter at $669,289,000. The loan-to-asset ratio increased to 65.8% at June 30, 2007 from 61.0% at December 31, 2006, which is the highest level since June 30, 2001. This was achieved by funding loans with maturities from the investment portfolio, which has a positive impact on the net interest margin, as opposed to funding through deposit growth. The Company's loan portfolio continues to be high-quality and experienced minimal loan charge-offs during the second quarter. The Subsidiary Bank has no sub-prime loans in the loan portfolio. The non-performing loans represent .72% of the total loan portfolio at June 30, 2007. The Subsidiary Bank currently has $83.9 million, a new record, in its commercial banking pipeline, which, if funded, should help continue the improvement in the net interest margin.

The Company ended the second quarter of 2007 with total deposits and repurchase agreements of $896.8 million, a $66.5 million increase from $830.4 million at June 30, 2006. The increase occurred primarily in checking, time deposit, repurchase agreements and money market accounts.

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The increases in earnings per share, net income, net interest margin, loans and the loan-to-asset ratio and the decrease in non-interest expense as a percent of average assets are all components of the strategy to grow the Company, improve the net interest margin, control expenses and provide a consistent return to shareholders. The opportunities in the existing offices should enable Princeton National Bancorp, Inc. to continue this strategy in 2007 and beyond. Additional financial information is available at www.pnbc-inc.com.

In April 2007, the Board of Directors of Princeton National Bancorp, Inc. announced a 6-month extension of the 100,000 Share Stock Repurchase Plan declared in April 2006. During the second quarter, the Plan was completed. The Company purchased 30,000 shares at an average price of $29.48. The Company currently has 3,314,554 outstanding shares of common stock. Since 1997, the Company has repurchased a total of 1,334,271 shares through stock repurchase programs.

The Company offers shareholders the opportunity to participate in the Princeton National Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan. The Company also offers electronic direct deposit of dividends. To obtain information about the stock purchase plan or electronic direct deposit, please contact us at 815-875-4445, extension 650.

Princeton National Bancorp, Inc. is the parent holding company of Citizens First National Bank, a $1.017 billion community bank with strategic locations in 8 counties in northern Illinois. The Company is well-positioned in the high growth counties of Will, Kendall, Kane, Grundy, DeKalb and LaSalle plus Bureau and Marshall. Communities include: Aurora, DePue, Genoa, Hampshire, Henry, Huntley, Millbrook, Minooka, Newark, Oglesby, Peru, Plainfield, Plano, Princeton, Sandwich, Somonauk and Spring Valley. The Subsidiary Bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.

Inquiries should be directed to:   Lou Ann Birkey, Vice President - Investor
                                   Relations,
                                   Princeton National Bancorp, Inc.
                                   (815) 875-4444,
                                   E-Mail address: pnbc@citizens1st.com

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                                [PRINCETON LOGO]

CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

                                                              30-Jun
                                                               2007         December 31,
                                                            (unaudited)         2006
                                                            -----------     ------------
ASSETS

Cash and due from banks                                     $    14,004     $     33,882
Interest-bearing deposits with financial institutions               107              103
Federal funds sold                                                    0            5,200
                                                            -----------     ------------
     Total cash and cash equivalents                             14,111           39,185

Loans held for sale, at lower of cost or market                   4,662            4,512

Investment securities available-for-sale, at fair value         217,401          252,467
Investment securities held-to-maturity, at amortized cost        15,717           15,449
                                                            -----------     ------------
     Total investment securities                                233,118          267,916

Loans, net of unearned interest                                 669,289          629,472
Allowance for loan losses                                        (3,110)          (3,053)
                                                            -----------     ------------
     Net loans                                                  666,179          626,419

Premises and equipment, net                                      33,109           28,670
Bank-owned life insurance                                        22,029           21,470
Interest receivable                                               9,692           11,139
Goodwill, net of accumulated amortization                        24,521           23,029
Intangible assets, net of accumulated amortization                5,543            5,921
Other real estate owned                                             370                0
Other assets                                                      3,913            3,698
                                                            -----------     ------------

     TOTAL ASSETS                                           $ 1,017,247     $  1,031,959
                                                            ===========     ============

LIABILITIES

Demand deposits                                             $    99,494     $    107,834
Interest-bearing demand deposits                                233,993          231,953
Savings deposits                                                123,111          116,246
Time deposits                                                   407,414          425,866
                                                            -----------     ------------
     Total deposits                                             864,012          881,899

Customer repurchase agreements                                   32,815           31,344
Advances from the Federal Home Loan Bank                          6,977            6,970
Interest-bearing demand notes issued to the U.S. Treasury         1,543            2,333
Federal funds purchased                                               0                0
Trust Preferred securities                                       25,000           25,000
Note payable                                                     12,050            8,500
                                                            -----------     ------------
     Total borrowings                                            78,385           74,147

Other liabilities                                                10,310           10,558
                                                            -----------     ------------
     Total liabilities                                          952,707          966,604
                                                            -----------     ------------

STOCKHOLDERS' EQUITY

Common stock                                                     22,391           22,391
Surplus                                                          18,217           18,158
Retained earnings                                                49,284           48,109
Accumulated other comprehensive loss, net of tax                 (1,859)            (960)
Less:  Treasury stock                                           (23,493)         (22,343)
                                                            -----------     ------------
     Total stockholders' equity                                  64,540           65,355
                                                            -----------     ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $ 1,017,247     $  1,031,959
                                                            ===========     ============

CAPITAL STATISTICS  (UNAUDITED)

YTD average equity to average assets                               6.37%            6.70%
Tier 1 leverage capital ratio                                      6.11%            6.33%
Tier 1 risk-based capital ratio                                    8.27%            8.75%
Total risk-based capital ratio                                     8.69%            9.18%
Book value per share                                        $     19.47     $      19.50
Closing market price per share                              $     27.60     $      32.55
End of period shares outstanding                              3,314,554        3,351,410
End of period treasury shares outstanding                     1,163,741        1,126,885

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                                [PRINCETON LOGO]

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share data)

                                                            THREE MONTHS      THREE MONTHS      SIX MONTHS      SIX MONTHS
                                                                ENDED            ENDED            ENDED           ENDED
                                                            June 30, 2007    June 30, 2006    June 30, 2007    June 30, 2006
                                                             (unaudited)      (unaudited)      (unaudited)      (unaudited)
                                                            -------------    -------------    -------------    -------------
INTEREST INCOME

Interest and fees on loans                                  $      12,293    $      10,102    $      23,900    $      19,845
Interest and dividends on investment securities                     2,840            2,587            5,853            5,139
Interest on federal funds sold                                         75              137              221              151
Interest on interest-bearing time deposits in other banks              26               13               76               17
                                                            -------------    -------------    -------------    -------------
     Total Interest Income                                         15,234           12,839           30,050           25,152
                                                            -------------    -------------    -------------    -------------

INTEREST EXPENSE

Interest on deposits                                                7,622            5,485           15,101           10,339
Interest on borrowings                                              1,025              900            1,971            1,830
                                                            -------------    -------------    -------------    -------------
     Total Interest Expense                                         8,647            6,385           17,072           12,169
                                                            -------------    -------------    -------------    -------------

NET INTEREST INCOME                                                 6,587            6,454           12,978           12,983
Provision for loan losses                                             115               85              300               95
                                                            -------------    -------------    -------------    -------------

NET INTEREST INCOME AFTER PROVISION                                 6,472            6,369           12,678           12,888
                                                            -------------    -------------    -------------    -------------

NON-INTEREST INCOME
Trust & farm management fees                                          357              453              771              857
Service charges on deposit accounts                                 1,095            1,104            2,085            2,101
Other service charges                                                 497              445              958              836
Gain on sales of securities available-for-sale                        162                0              209               60
Gain on sale of loans                                                   0                0                0               90
Brokerage fee income                                                  214              218              417              362
Mortgage banking income                                               137              200              409              386
Bank-owned life insurance                                             209              190              405              376
Other operating income                                                 51               30              113               80
                                                            -------------    -------------    -------------    -------------
     Total Non-Interest Income                                      2,722            2,640            5,367            5,148
                                                            -------------    -------------    -------------    -------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                      4,137            3,976            8,317            8,008
Occupancy                                                             598              464            1,201              935
Equipment expense                                                     837              716            1,615            1,421
Federal insurance assessments                                          86               79              170              158
Intangible assets amortization                                        164              163              351              326
Data processing                                                       257              282              530              587
Advertising                                                           178              218              351              413
Other operating expense                                             1,137            1,248            2,131            2,389
                                                            -------------    -------------    -------------    -------------
     Total Non-Interest Expense                                     7,394            7,146           14,666           14,237
                                                            -------------    -------------    -------------    -------------

INCOME BEFORE INCOME TAXES                                          1,800            1,863            3,379            3,799
Income tax expense                                                    247              282              397              568
                                                            -------------    -------------    -------------    -------------

NET INCOME                                                  $       1,553    $       1,581    $       2,982    $       3,231
                                                            =============    =============    =============    =============

NET INCOME PER SHARE:
     BASIC                                                  $        0.47    $        0.47    $        0.89    $        0.96
     DILUTED                                                $        0.46    $        0.46    $        0.89    $        0.95

Basic weighted average shares outstanding                       3,333,897        3,383,711        3,340,462        3,373,080
Diluted weighted average shares outstanding                     3,344,557        3,406,621        3,354,268        3,395,381

PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                             0.60%            0.68%            0.58%            0.70%
Return on average equity                                             9.56%            9.94%            9.18%           10.24%
Net interest margin (tax-equivalent)                                 3.15%            3.43%            3.13%            3.47%
Efficiency ratio (tax-equivalent)                                   74.67%           73.61%           75.04%           73.48%

ASSET QUALITY

Net loan charge-offs                                        $         142    $          76    $         243    $         204
Total non-performing loans                                  $       4,809    $       4,389    $       4,809    $       4,389
Non-performing loans as a % of total loans                           0.72%            0.76%            0.72%            0.76%